UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2023

LANDS’ END, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09769	36-2512786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lands’ End Lane
Dodgeville, Wisconsin		53595
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (608) 935-9341

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the June 13, 2023 Annual Meeting of Stockholders of Lands’ End, Inc. (the “Company”), the Company’s stockholders (the “Stockholders”) approved Amendment No. 1 (the “Amendment”) to the Lands’ End, Inc. Amended and Restated 2017 Stock Plan (the “Plan”), which increased the number of shares available for issuance under the Plan by 2,000,000 additional shares. As a result of the Stockholders’ approval, the Amendment became effective on April 21, 2023 (the date it was approved by the Board of Directors of the Company).

A more complete description of the terms of the Amendment and the Plan can be found in the description of Item 3 (pages 51 through 57) in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 2, 2023. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 13, 2023, the Company held its 2023 Annual Meeting of Stockholders (the "Annual Meeting"). The items submitted to a stockholder vote at the Annual Meeting are described in detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on May 2, 2023. The results of such Stockholder votes are set forth below:

1.
Election of Directors. Each of Robert Galvin, Elizabeth Leykum, Josephine Linden, John T. McClain, Andrew J. McLean, Jignesh Patel and Jonah Staw was elected to the Board of Directors of the Company, each to serve until the Company’s 2024 Annual Meeting of Stockholders or until their successor is elected and qualified, or earlier death, resignation, disqualification or removal. The votes on this matter were as follows:

Name	For	Withheld	Broker Non-Votes
Robert Galvin	28,405,265	728,048	1,460,068
Elizabeth Leykum	27,984,442	1,148,871	1,460,068
Josephine Linden	28,184,978	948,335	1,460,068
John T. McClain	28,825,848	307,465	1,460,068
Andrew J. McLean	28,841,341	291,972	1,460,068
Jignesh Patel	28,655,141	478,172	1,460,068
Jonah Staw	28,653,954	479,359	1,460,068

2.
Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers. The Stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Votes
26,447,576	2,668,327	17,410	1,460,068

3.
Approval of Amendment to the Lands' End, Inc. Amended and Restated 2017 Stock Plan. The Stockholders approved the Amendment No. 1 to the Lands’ End, Inc. Amended and Restated 2017 Stock Plan. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Votes
25,940,431	3,180,158	12,724	1,460,068

4.
Ratification of the Appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2023. The Stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2023. The votes on this matter were as follows:

For	Against	Abstain
30,515,830	70,709	6,842

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment No. 1 to the Lands’ End, Inc. Amended and Restated 2017 Stock Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDS' END, INC.

Date:	June 13, 2023	By:	/s/ Peter L. Gray
		Name:	Peter L. Gray
		Title:	Chief Commercial Officer, Chief Administrative Officer and General Counsel